Exhibit 99f


NCT: OPTIONS TO AFFILIATES OF CAROLE SALKIND

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

                                                                                      Option
                                                                        ----------------------------------
                                                                        Exercise    Grant       Expiration        Number of
         Optionee          Nature of Indirect Beneficial Ownership       Price       Date          Date            Options
         --------          ---------------------------------------       -----       ----          ----            -------

Leben Care, Inc.           Entity in which Carole Salkind's son         $0.0790      1/8/02      01/24/07         1,500,000
Leben Care, Inc.           is sole shareholder.                         $0.1300     1/25/02      05/22/06           600,000
Leben Care, Inc.                                                        $0.1300     1/25/02      05/22/06           300,000
Leben Care, Inc.                                                        $0.1300     1/25/02      05/22/06           450,000
Leben Care, Inc.                                                        $0.1300     1/25/02      05/22/06           500,000
Leben Care, Inc.                                                        $0.0900     1/25/02      01/24/07         5,000,000
                                                                                                                -----------
   Total                                                                                                          8,350,000
                                                                                                                ===========

Stop Noise, Inc.           Entity in which Carole Salkind's son         $0.1200     2/27/02      06/30/06           625,000
Stop Noise, Inc.           is sole shareholder.                         $0.0925     2/27/02      10/08/06         1,500,000
Stop Noise, Inc.                                                        $0.0790     2/27/02      02/26/07         1,250,000
                                                                                                                -----------
   Total                                                                                                          3,375,000
                                                                                                                ===========

                                                                                                                -----------
Motorworld, Incorporated   Entity in which Carole Salkind is sole       $0.0420    12/26/02      12/26/07        23,000,000
                           shareholder.                                                                         ===========

                                                                                                                -----------
Inframe, Inc.              Entity in which Carole Salkind is sole       $0.0420    01/23/03      01/23/08        23,000,000
                           shareholder.                                                                         ===========

Avant Interactive, Inc.    Entity in which Carole Salkind is sole       $0.0400    02/11/03      02/11/08         7,000,000
Avant Interactive, Inc.    shareholder.                                 $0.0310    03/12/03      03/12/08        13,500,000
Avant Interactive, Inc.                                                 $0.0290    04/03/03      04/03/08         2,000,000
Avant Interactive, Inc.                                                 $0.0310    04/11/03      04/11/08         2,000,000
                                                                                                                -----------
   Total                                                                                                         24,500,000
                                                                                                                ===========

Turbo Networks, Inc.       Entity in which Carole Salkind is sole       $0.0370    04/17/03      04/17/08         2,000,000
Turbo Networks, Inc.       shareholder.                                 $0.0420    05/22/03      05/22/08        18,550,000
Turbo Networks, Inc.                                                    $0.0400    06/28/03      06/28/08         2,000,000
                                                                                                                -----------
   Total                                                                                                         22,550,000
                                                                                                                ===========

                                                                                                                -----------
Maple Industries, Inc.     Entity in which Carole Salkind is sole       $0.0440    06/12/03      06/12/08        23,000,000
                           shareholder.                                                                         ===========


                                                                    Grand Total                                 127,775,000
                                                                                                                ===========

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